STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------



     I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE OF AMENDMENT

OF "INTERNET  INFINITY,  INC.",  FILED IN THIS OFFICE ON THE  EIGHTEENTH  DAY OF

SEPTEMBER, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS  CERTIFICATE  HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.



[SEAL]

                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State









2556220        8100                         AUTHENTICATION:  8145153

960269724                                   DATE:         10-14-96

                                                                     Exhibit 3.1
                                                               Page 1 of 2 Pages

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             INTERNET INFINITY, INC.
                             -----------------------


     The undersigned, being the sole director of Internet Infinity, Inc., a Delaware corporation, having been designated such by the incorporator of the Corporation, and, before any shares of capital stock of the Corporation have been issued, pursuant to the provisions of the General Corporation Law of Delaware, hereby amends the Certificate of Incorporation of the Corporation which was filed on October 27, 1995, as follows:

     Paragraph FOURTH is hereby amended to be as follows:

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 of which stock 1,000,000 of the par value of $0.001 per share shall be designated Preferred Stock and of which 9,000,000 shares of the par value of $0.001 per share shall be designated Common Stock.

                      Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors, each series of Preferred Stock to have such relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, all as shall be stated in the resolution or resolutions providing for the issue of such Preferred Stock. Shares of any series of Preferred Stock which may be redeemed, purchased, converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of preferred stock.

     IN WITNESS WHEREOF, the undersigned, being the sole director hereinbefore named, has executed, signed and acknowledged this amendment to certificate of incorporation on August 27, 1996.



                                            /s/ George P. Morris
                                            --------------------
                                            George P. Morris
                                            Sole Director

                                                                     Exhibit 3.1
                                                               Page 2 of 2 Pages